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                                                                   Exhibit 10(c)

                      THE NEWHALL LAND AND FARMING COMPANY

                            PENSION RESTORATION PLAN

                        (As Amended Through July 15 l998)

                  1. Purpose. The purpose of The Newhall Land and Farming Company Pension Restoration Plan (the "Plan") is to provide retirement income benefits for those Participants in The Newhall Land and Farming Company Retirement Plan (the "Retirement Plan") whose benefits are limited by Section 401(a)(17) or Section 415 of the Internal Revenue Code of 1986 (the "Code") or by the failure of the Retirement Plan to include certain specified compensation for benefit calculation purposes.

                  2. Participants. An employee of The Newhall Land and Farming Company, (a California limited partnership), (the "Company") shall be eligible to participate in this Plan to the extent that benefits would become payable and the Company determines that such employee qualifies as a member of a select group of management or highly compensated employees.

                  3.       Amount and Form of Benefit Payment.

                           (a)      The amount of benefits payable to a
Participant in this Plan, or to his or her beneficiary, shall be that portion of his or her retirement income not paid from the Retirement Plan because (i) the Participant's benefits payable under the Retirement Plan are reduced on account of the limitations set forth in Sections 401(a)( 17) and 415 of the Code and/or
(ii) the definition of Compensation under the Retirement Plan does not include amounts received by the Participant as general partner income from Newhall General Partnership or as fees for serving as a director of any subsidiary of the Company.

                           (b)      Benefits under this Plan shall commence
within thirty (30) days of the later of a Participant's attainment of age fifty-five (55) or termination of employment with the Company.

                           (c)      Employees who were Participants as of the
effective date of this restatement shall receive their benefits in the Account Balance Installment Method. All other eligible employees shall elect the form of payment in which their benefits are to be paid within thirty (30) days of Plan participation. Participants may elect to receive payment of benefits under this Plan in one of the following forms:

                                    (1)     Single Life Annuity. A monthly
payment of retirement benefits to the Participant during his lifetime and ending with the date of his death.

                                    (2)     Joint and Survivor Annuity. A
monthly payment of retirement benefits to the Participant during his lifetime and ending with the date of his death, with provision for the continuance of retirement benefits to the Participant's spouse during the


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lifetime of such spouse in an amount equal to fifty percent (50%) of the monthly benefit paid to the Participant prior to his death.

                                    (3)     Account Balance Installment Method.
Effective January 1, 1997, an annual payment (paid in monthly installments) in an amount equal to the greater of the amount that would have been paid under a single life annuity (or a joint survivor annuity if married at the time benefits commence) and an amount equal to a single life annuity (or a joint survivor annuity if married at the time of the redetermination) equal to his account balance and life expectancy (or joint lives, if married) as of the end of the previous calendar year; provided that a Participant and his or her beneficiary shall never receive a payment in excess of his account balance and payments shall cease when his account balance equals zero. In the event of the death of Participant after installment payments under this Section have begun, but prior to completion of such payments, the full amount of such unpaid benefits shall continue to be paid to his or her beneficiary (or to his or her estate if he or she fails to designate a beneficiary) in the form and amount of the previously established installments. Moreover, if the beneficiary (or a contingent beneficiary, if applicable) dies prior to the completion of payment of benefits due from the Plan, the full amount of such unpaid benefits shall be distributed to the estate of such beneficiary. Unless otherwise designated, the spouse of a married Participant shall be his or her beneficiary.

                                    (4)     Notwithstanding the preceding, if
the lump sum present value of a Participant's retirement benefit determined as of the end of the calendar year immediately prior to commencement of benefits does not exceed $10,000, the entire amount shall be distributed in a lump sum cash payment.

                  4.       Accounts.

                           (a)      A separate account shall be maintained with
respect to each Participant whose benefits are determined under the Account Balance Installment Method, (as defined above). A Participant's initial account balance shall be equal to the lump sum present value of his retirement benefit determined as of the end of the calendar year immediately prior to commencement of benefits, and thereafter shall be credited with earnings equal to the rate of return earned on the assets in the Participant accounts under The Newhall Land and Farming Company Employee Savings Plan (the "Savings Plan") other than the assets invested in the Newhall Fund and reduced by distributions made in the calendar year. The accounts of Participants who no longer retain amounts under the Savings Plan shall continue to be credited with earnings as if invested in the Savings Plan and shall have the opportunity to direct their investment under the Plan as if they continued to participate in the Savings Plan.

                           (b)      Subject to subsection (a), a general account
as provided by the Trust Agreement shall be established and maintained for payment of benefits determined under a form of benefit other than the Account Balance Installment Method.

                  5. Amendment and Termination. This Plan may be amended or terminated at any time by action of the Board at its sole discretion. Members of the Board who are Participants are precluded from voting on any action to terminate this Plan. No amendment shall operate to reduce Participants' benefits accrued to the date of such amendment. Upon


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termination of this Plan, the rights of all affected Participants in benefits accrued to the date of termination shall be nonforfeitable. Notwithstanding
Section 3, the Board may determine that such nonforfeitable accrued benefits shall be paid to all Participants as soon as practicable.

                  6. Vesting. A Participant in this Plan shall become vested in his benefits on the same basis as they would have vested under the Retirement Plan.

                  7.       General.

                           (a)      Nothing contained herein shall confer on any
Participant the right to be retained in the service of the Company, nor shall it interfere with the right of the Company to discharge or otherwise deal with Participants without regard to the existence of this Plan. No interest in the Plan may be assigned or encumbered by the Participant or his or her beneficiary, nor shall such interest be subject to any creditor's claim or to legal process.

                           (b)      No amount payable to or in respect of any
Participant under this Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to do so will be void. Such amounts shall in no manner be liable for or subject to the debts or liabilities of Participants or their beneficiaries. A Participant's or beneficiary's rights to receive payments under this Plan are merely those of an unsecured general creditor of the Company and its affiliate corporations. Such rights constitute a mere promise by the Company and its affiliate corporations to make payments to Participants and their beneficiaries in the future. It is the intention of all of the parties to this agreement that the




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Plan be unfunded for federal tax purposes and for purposes of Title I of the
Employee Retirement Income Security Act of 1974, as amended.

                  IN WITNESS WHEREOF, The Newhall Land and Farming Company, (a California Limited Partnership), has caused this restatement of The Newhall Land and Farming Company Pension Restoration Plan to be executed effective as of July 15,1998.


                                    THE NEWHALL LAND AND FARMING
                                    COMPANY (A CALIFORNIA LIMITED
                                    PARTNERSHIP)

                                    By:  Newhall Management Limited Partnership,
                                         Managing General Partner

                                    By:  Newhall Management Corporation,
                                         Managing General Partner



                                    By:
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                                    Name:   Thomas H. Almas

                                    Title:  Secretary



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